 As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM F‑3

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 voxeljet AG

 (Exact name of registrant as specified in its charter)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)

Paul-Lenz Straße 1a

86316 Friedberg, Germany

Tel: (49) 821 7483 100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

1090 Vermont Avenue N.W.

Washington, DC 20005

(800) 927‑9800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to: Lillian Tsu, Esq. Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 Telephone: (212) 918‑3000 Fax: (212) 918‑3100

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Ordinary shares, €1.00 nominal value per share				(1)
Debt securities				(1)
Warrants (4)				(1)
Rights to subscribe for ordinary shares (including rights to subscribe for American Depositary Shares) (5)
Total	$75,000,000		$75,000,000	$8,692.50

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F‑3 under the Securities Act of 1933.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $75,000,000.

(4)	Warrants could either be issued as cash-settled warrants or created by detaching the warrants from bond-plus-warrant securities as described in this registration statement.
(5)

The ordinary shares may be represented by American Depositary Shares ("ADSs"), each of which currently represents one fifth (1/5) of an ordinary share, nominal value €1.00 per share. A separate Registration Statement on Form F‑6 (File No. 333‑191526), as amended, has been filed for the registration of ADSs issuable upon deposit of the ordinary shares.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 14, 2017

PROSPECTUS

$75,000,000

 voxeljet AG

Ordinary Shares

Debt Securities

Warrants and

Rights to Subscribe for Ordinary Shares

We may offer, from time to time, in one or more offerings, ordinary shares, debt securities, warrants or rights to subscribe for ordinary shares, which we collectively refer to as the “securities,” of up to $75,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 36.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Our ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “VJET.” On August 11, 2017, the last reported sale price of our ADSs on the NYSE was $4.07.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2, and any similar section contained or incorporated by reference herein concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date. Except as otherwise required by the context, references to "voxeljet," "company," "we," "us" and "our" are to voxeljet AG and its legal predecessor Voxeljet Technology GmbH.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 20‑F for the fiscal year ended December 31, 2016, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months	Fiscal Year Ended December 31,
	Ended June 30, 2017	2016	2015	2014
	(Unaudited)
Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)

(1)    Earnings for the years ended December 31, 2014, 2015, 2016 and for the six months ended June 30, 2017 were insufficient to cover fixed charges. The amounts required to obtain a ratio of one-to-one are set forth in Exhibit 12.1 to our registration statement on Form F-3 filed with the SEC on August 14, 2017.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20‑F, reports on Form 6‑K, and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). You may review and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1‑800‑SEC‑0330. Our SEC filings, including the Registration Statement, are also available to you on the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and members of our supervisory and management boards and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b‑5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20‑F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•

Form 8‑A, File No. 001‑36130, filed on October 11, 2013, which incorporates by reference the description of our American Depositary Shares set forth under the caption “Description of American Depositary Shares” in the Prospectus forming a part of the Registration Statement on Form F‑1 (Registration No. 333‑191213), as filed publicly with the Securities and Exchange Commission on September 17, 2013 and amended on October 7, 2013 and October 11, 2013, including exhibits, and as may be subsequently amended from time to time for the purpose of updating that description;

•	Annual Report on Form 20‑F for the fiscal year ended December 31, 2016 filed with the SEC on March 30, 2017, and any amendments thereto; and
•	Reports on Form 6‑K filed with or furnished to the SEC on April 5, 2017, May 11, 2017 and August 14, 2017.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20‑F and any report on Form 6‑K, or any part thereof, which states that it, or any part thereof, is being incorporated by reference herein, in each case filed by the registrant pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering made by this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

voxeljet AG

Paul-Lenz Straße 1a

86316 Friedberg, Germany

(49) 821 7483 100

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward‑looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward‑looking statements. You can identify these forward‑looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward‑looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward‑looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward‑looking statement contained in this prospectus, we caution you that forward‑looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward‑looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to introduce new 3D printers and related print materials acceptable to the market and to improve the technology and print materials used in our current 3D printers;
•	fluctuations in our revenues and operating results;
•	the long sales cycle for our products, which makes the timing of our production planning and our revenues difficult to predict;
•	our ability to adequately increase demand for our products;
•	our ability to significantly increase the number of materials for use in our 3D printers fast enough to meet our business plan;
•	our dependence upon sales to certain industries;
•	our relationships with suppliers, especially with limited source suppliers of components of and consumables for our products;
•	our ability to manage the expansion of our operations effectively in order to achieve our projected levels of growth;
•	our ability to manage the expansion of our operations effectively in difficult market environments like UK, India and China;
•	our ability to attract and retain key management or other key employees;
•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;
•	our ability to obtain patent protection for our products or otherwise protect our intellectual property rights;
•	our ability to protect our trade secrets and intellectual property; and
•	the other factors incorporated by reference in the "Risk Factors" section of this prospectus and elsewhere in this prospectus.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See "Where You Can Find More Information."

You should also read carefully the factors described in the "Risk Factors" section of this prospectus and elsewhere to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties, some of which may not be publicly available. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them.

THE COMPANY

We are a leading provider of high-speed, large-format 3D printers and on-demand parts services to industrial and commercial customers. Our 3D printers employ a powder binding, additive manufacturing technology to produce parts using various material sets, which consist of particulate materials and proprietary chemical binding agents. We offer our customers the highest volumetric output rate in the industry due to the combination of our large build boxes and print speeds. We provide our 3D printers and on-demand parts services to industrial and commercial customers serving the automotive, aerospace, film and entertainment, art and architecture, engineering and consumer product end markets.

We currently offer six different 3D printer platforms, with build boxes that range from 300 × 200 × 150 millimeters to 4,000 × 2,000 × 1,000 millimeters and various print speeds, which produce volumetric output rates ranging from 0.7 liters per hour to 123.0 liters per hour. All of our platforms support our commercialized material sets, sand and plastics, along with their respective proprietary chemical binding agents. We develop our material sets according to the needs of our industrial and commercial customers, and we are currently in varying stages of developing new material sets, including shell molding and chromite sands, PMMA-based plastics, ceramics, silicon carbide, tungsten carbide and cement.

Our business is divided into two principal segments: Systems and Services.

In our Systems segment, we focus on the sale, production and development of 3D printers. In addition, we sell refurbished 3D printers which were produced for and used in our Services segment and provide printers to customers under operating lease agreements. We also provide consumables, including particulate materials and proprietary chemical binding agents, maintenance contracts and spare parts to our customers.

In our Services segment, we print on-demand parts for our customers. We operate service centers in Germany, the United Kingdom, the United States and China. At our service centers, we create parts, molds, cores and models based on designs produced using 3D computer-aided design, or CAD, software. Furthermore, there are customers who order casted parts directly from us. In those cases, we provide molds or models to external suppliers who then cast the parts for our customers. We believe our service center in Germany is one of the largest additive manufacturing service centers in Europe.

We sold our first 3D printer in 2002 and commenced our on-demand parts services business in 2003. As of December 31, 2016, we had an installed base of 124 printers worldwide, and we operated service centers in Germany, the United States, and the United Kingdom. Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our service centers in the United Kingdom and China have approximately 2,600 square feet and approximately 7,400 square feet of production space, respectively.

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

OUR 3D PRINTERS

We currently produce six 3D printer platforms. Our 3D printers consist of a build box that includes a machine platform and a controller. Our 3D printers differ based on build box size and print speeds, but all utilize our technology. As of December 31, 2016, we had an installed base of 124 printers worldwide, which includes (i) printers in our service centers and (ii) printers which are no longer commercially available, but which we believe our customers continue to use.

System	Introduction	Build Box Size (L x W x H) (millimeters)	Volumetric Output Rate (liters per hour)	Price[(1)]
VX4000		2011	4,000 x 2,000 x 1,000	123	€1,600,000
VX2000		December 2013	2,000 x 1,000 x 1,000	45	€995,000 - €1,100,000
VX1000		2011	1,060 x 600 x 500	23	€740,000 - €785,000
VXC800		2012	850 x 500 x ∞	18	€600,000
VX500		2007	500 x 400 x 300	3	€350,000 - €370,000
VX200		2012	300 x 200 x 150	0.7	€125,000

(1) Prices depend on system configuration and materials and are subject to change.

ON-DEMAND PARTS SERVICES

At our service centers, we create parts, molds, cores and models for a variety of industrial and commercial customers based on designs produced using 3D CAD software. We receive orders directly from customers and indirectly through our sales agents.

Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our service centers in the United Kingdom and China have approximately 2,600 square feet and approximately 7,400 square feet of production space, respectively.

We help our customers move from the design stage to the production stage by assisting them in evaluating the optimal design and material sets for their production needs. After printing parts, we employ a thorough cleaning, finishing, quality control review and packaging and shipping process to ensure the customer receives high‑quality and immediately‑usable parts. Based on our capacity utilization, the lead time required for us to print a part for a customer ranges from three to 21 days and is typically five business days. Due to the size of the printers’ build boxes utilized in our German service center, specifically the VX4000 printer, we are able to print more parts simultaneously on one printer than anyone else in the industry, resulting in cost‑effective and quick turnaround times for our customers’ print jobs and increased revenue and profitability for us.

Our technicians also train customers on operating, maintaining and troubleshooting our 3D printers through hands‑on experience at our German service center. Additionally, our technicians provide field support to our customers as needed. After the warranty period, we offer maintenance contracts to our customers. Those contracts include scheduled service visits where we maintain and clean the 3D printers as well as on demand visits and trouble shooting, in case of sudden problems.

High Speed Sintering (HSS) Solutions

voxeljet is well known as a provider of a large format and high productivity 3D printing equipment. Our material sets so far have focused on tooling and pattern making applications, but with HSS voxeljet will be entering the thermoplastics market with the ability to directly print end products.  The basis for HSS is the same as voxeljet’s core technology, binder jetting. HSS works by selectively jetting an infrared absorbing ink onto layers of plastic powder. Each layer is exposed to infrared light, which melts the powder to form functional plastic parts directly out of the machine. It enables to print parts with properties similar to injection molding. In combination with the excellent surface quality, sharp and clear edges, as well as true-to-detail resolution, HSS parts can be directly used for functional applications in automotive, industrial equipment, and even consumer goods.

HSS samples, printed on VJET systems

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes. General corporate purposes may include research and development costs and service center development and expansion costs. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Germany and the United States. The description of our articles of association is based upon, and is qualified by reference to, our articles of association. This summary does not purport to be complete and speaks as of the date of this prospectus.  You should read our articles of association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

The legal predecessor of our company was founded as Generis GmbH on May 5, 1999 by our founders, Dr. Ingo Ederer, Prof. Dr. Joachim Heinzl and Rainer Höchsmann. The incorporation was registered with the commercial register of the local court (Amtsgericht) of Augsburg under the number HRB 17081 on May 25, 1999.

By a shareholders’ resolution as of November 18, 2003, the name of our company was changed from Generis GmbH to Voxeljet Technology GmbH. The name change was registered with the commercial register of the local court of Augsburg on January 7, 2004.

On  July 2, 2013, the former shareholders of Voxeljet Technology GmbH, Startkapital-Fonds Augsburg GmbH, Technologie Beteiligungsfonds Bayern GmbH & Co. KG, Franz Industriebeteiligungen AG, Dr. Ingo Ederer, Prof. Dr. Joachim Heinzl and AleSta Beteiligungs GmbH incorporated VXLT 2013 AG, which was registered in the commercial register of the local court of Augsburg on July 10, 2013 under number HRB 27999. Upon its incorporation, VXLT 2013 AG had a nominal share capital amounting to €50,000.

Voxeljet Technology GmbH was subsequently merged by way of merger through assumption into VXLT 2013 AG on July 29, 2013 effective as of September 12, 2013 upon registration of the merger in the commercial register of the surviving entity, VXLT 2013 AG. The merger had retroactive effect as of January 1, 2013. As part of the merger, VXLT 2013 AG changed its name to voxeljet AG effective upon the registration of the merger in the commercial register. By way of merger through assumption, voxeljet AG, as the surviving entity, has taken over all assets and liabilities of Voxeljet Technology GmbH by universal assumption and accession under German mandatory law, and Voxeljet Technology GmbH ceased to exist. As a result of the merger, voxeljet AG increased its share capital by €1,950,000, from €50,000 to €2,000,000 by issuing ordinary shares to the shareholders of the contributing entity, Voxeljet Technology GmbH, as compensation for the transfer and merger of Voxeljet Technology GmbH into voxeljet AG.

Since the merger was concluded within two years after the incorporation of voxeljet AG, the merger is considered to be a post-incorporation acquisition contract (Nachgründungsvertrag), which must be registered in the local commercial register with the local court of Augsburg in order to be valid pursuant to Section 67 of the German Transformation Act (Umwandlungsgesetz) in connection with Section 52 AktG. We have complied with the respective requirements under German law, and the merger agreement was duly registered as a post-incorporation acquisition contract on September 12, 2013.

Two of our current shareholders, Startkapital-Fonds Augsburg GmbH and Technologie Beteiligungsfonds Bayern GmbH & Co. KG, used to be silent partners (stille Gesellschafter) in our legal predecessor, Voxeljet Technology GmbH. The silent partnership with Startkapital-Fonds Augsburg GmbH was terminated on November 18, 2003, on which date Startkapital-Fonds Augsburg GmbH and Technologie Beteiligungsfonds Bayern GmbH & Co. KG became direct shareholders in Voxeljet Technology GmbH. The silent partnership with Technologie Beteiligungsfonds Bayern GmbH & Co. KG was terminated on April 30, 2007.

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

Issued Share Capital

Currently, we have share capital registered in the commercial register in the amount of €3,720,000, which is divided into 3,720,000 ordinary registered shares (Namensaktien). All shares are no par-value shares (Stückaktien ohne Nennbetrag).

Form, Certification and Transferability of the Shares

Our shares are in registered form. The form and contents of our share certificates, any dividend certificates, renewal certificates and interest coupons are determined by our management board with the approval of our supervisory board. A shareholder’s right to certificated shares is excluded, to the extent permitted by law and to the extent certification is not required by the stock exchange on which the shares are admitted to trading. We are permitted to issue share certificates that represent one or more shares.

All of our outstanding shares are no par-value ordinary registered shares. Under German law, if a resolution regarding a capital increase does not specify whether such increase will be in bearer or registered form, the new shares resulting from such capital increase will be no par-value ordinary registered shares by default. Any resolution regarding a capital increase may determine the profit participation of the new shares resulting from such capital increase.

Our shares are freely transferable under German law, with the transfer of ownership governed by the rules of the relevant clearing system.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders at such meeting may authorize our management board to increase our share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount (genehmigtes Kapital or authorized capital), which is a concept under German law that enables the management board to issue new shares without going through the process of obtaining a shareholders’ resolution.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital); however, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company by way of a consent or authorization resolution.

According to German law, any resolution pertaining to the creation of authorized or conditional capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders may also resolve to increase the share capital from company resources by converting capital reserve and profit reserves into share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from company resources requires the vote of a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one-half of the share capital existing at the time of registration of the authorized capital with the commercial register.

According to German law, the aggregate nominal amount of the conditional capital created at the shareholders’ meeting may not exceed one-half of the share capital existing at the time of the shareholders’ meeting adopting such resolution. The aggregate nominal amount of the conditional capital created for the purpose of granting subscription rights to employees and members of the management of our company or of an affiliated company may not exceed 10% of the share capital existing at the time of the shareholders’ meeting adopting such resolution.

Any resolution relating to a reduction of our share capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting as well as a simple majority of the votes cast according to mandatory German law.

Changes in Our Share Capital during the Last Three Fiscal Years

The following changes in our share capital occurred during the last three fiscal years, i.e. in the fiscal years 2014 through 2016:

On March 28, 2014, our management board resolved with approval of our supervisory board of the same day to increase our share capital against contribution in cash by up to €1,560,000 from €3,120,000 to up to €4,680,000. Our articles of association authorized the management board, with the approval of the supervisory board, to increase the share capital up to this amount without a shareholder resolution being required. Citigroup Global Markets Limited, London, was admitted to subscribe for the new shares with the obligation to offer new shares to the existing shareholders pro rata to their shareholding in the existing share capital (mittelbares Bezugsrecht or indirect subscription right). Our shareholders, other than the depositary,  irrevocably waived their statutory subscription rights with regard to the new shares that were issued pursuant to this capital increase. The management board, with the approval of the supervisory board, decided on March 28, 2014 that the capital increase will be executed in the amount of up to  €1,560,000. Citigroup Global Markets Limited has subscribed for 600,000 new, no-par value registered shares with the obligation to offer such shares to existing shareholders who exercised their subscription rights on a pro rata basis to their existing shareholdings in the Company. All shares for which subscription rights were waived or have lapsed were allocated to Citigroup Global Markets Limited and, as represented by the respective ADSs, formed part of the offering in 2014. The implementation of this capital increase was registered with the commercial register on April 10, 2014.

Authorized Capital

Our authorized capital as of the date of this prospectus amounts to €1,860,000 and was created by the resolution of our shareholders’ meeting on May 27, 2014. Under this authorized capital, the management board is authorized, subject to the consent of the supervisory board, to increase the company’s share capital by up to €1,860,000 through one or more issuances on or before May 26, 2019 by issuance of up to 1,860,000 new no par-value registered shares against cash contributions and/or contributions in kind (Genehmigtes Kapital). In principle, shareholders are to be granted a subscription right for new shares. The statutory subscription right may also be offered in such a way that the new shares are taken over by a bank or by a financial institution as stipulated in the German Stock Corporation Act with the obligation to offer them indirectly to the shareholders for subscription. With the consent of the supervisory board, the management board is authorized to exclude the shareholders’ subscription rights in the following circumstances:

•	to exclude fractional amounts resulting from the subscription ratio from the statutory subscription right of the shareholders;
•	in the case of increases of the share capital against contributions in kind, in particular, but without limitation, to acquire companies, divisions of companies or interests in companies; or
•

in the case that the increase of the share capital is against contributions in cash, and provided that the issue price of the new shares is not substantially lower (within the meaning as used in the German Stock Corporation Act) than the stock exchange price for our shares of the same class and having the same conditions already listed at the time of the final determination of the issue price, and further provided that the amount of the share capital represented by the shares issued pursuant to this authorization under the simplified exclusion of the statutory subscription right granted pursuant to German law does not exceed 10% of the share capital at the time of this authorization coming into effect or being exercised. The stock market price may also be determined by the market price of an American Depository Receipt (“ADR”) listed on the NYSE, multiplied by the number of ADRs which represent a share. The said 10% threshold shall also include new or treasury shares of our company and ADRs which are issued or transferred during the term of this authorized capital on another legal basis under the simplified exclusion of the statutory subscription rights granted pursuant to German law.

Conditional Capital

Our conditional capital as of the date of this prospectus amounts to up to €372,000 and was created by the resolution of our shareholders' meeting on May 31, 2016. Pursuant to such resolution our share capital is conditionally increased by up to such amount by issuing up to 372,000 no-par value registered shares. The conditional capital increase shall only be carried out to the extent that stock options granted until December 31, 2026 on the basis of the authorization of the shareholders' meeting of May 31, 2016 are exercised.

The new shares issued on the basis of subscription rights from stock options shall confer an entitlement to dividends for the entire financial year in which the exercise of the option right became effective.

Authorization to Issue Stock Options

The shareholders' meeting of May 31, 2016 authorized the management board, with the supervisory board’s consent, to grant option rights (the “Stock Options”) for up to 372,000 no-par value registered shares in the company (the “Shares”) to employees and members of the management board of our company and of companies in which our company directly or indirectly holds a majority shareholding (the “Affiliated Companies”) (collectively the “Beneficiaries”) in several tranches until December 31, 2026. In the event that members of the company’s management board are Beneficiaries, the supervisory board shall be authorized to grant the Stock Options.

A total of up to 186,000 of the Stock Options (i.e. 50% of the Stock Options) may be granted to members of the company’s management board, a total of up to 37,200 (i.e. 10% of the Stock Options) to members of the management board of Affiliated Companies and a total of up to 148,800 (i.e. 40% of the Stock Options) to employees of the company and of Affiliated Companies. Beneficiaries who belong to more than one of the above-mentioned groups shall only be granted Stock Options as a member of one group and only from such portion of the Stock Options which shall be granted to that respective group. The company’s management board, or, if members of the company’s management board are affected, the supervisory board, shall determine the individual Beneficiaries and the number of Stock Options to be granted to them. For the purpose of the settlement of the stock option plan, the Stock Options may also totally or partially be issued to a trustee for account of the respective Beneficiary or transferred by the Beneficiary to a trustee.

The Stock Options will exclusively be granted to the Beneficiaries in the following yearly periods which have a duration of two weeks each (each a “Grant Period”):

One Grant Period shall commence on the day following the annual general meeting, one Grant Period shall commence on the day following the publication of the annual financial statements and further Grant Periods shall each commence on the days following the publication of the interim financial statements (six months’ report and/or quarterly reports) of the company.

The Stock Options may only be exercised upon expiration of a minimum period of four years after their respective granting (the “Waiting Period”). The option terms may also provide for a graduated exercise of the Stock Options in individual tranches and/or a vesting being subject to a time schedule or the occurrence of events (including an accelerated vesting, e.g. in case of a change of control). The Stock Options have a term of up to ten years from the date of their respective granting.

The exercise of the Stock Options shall only be permissible during the following periods (each an “Exercise Period”): One Exercise Period shall in each case commence upon expiration of the second trading day following the publication of the interim financial statements of a financial quarter and end at the close of trading 15 days prior to the expiration of the current financial quarter. If the Exercise Period falls within a period in which the company offers its shareholders to subscribe to new shares as a result of a capital increase, the respective Exercise Period shall commence on the bank working day following the end of the subscription period. The management board shall be authorized to define such Exercise Periods further, including but not limited to shorten such Exercise Periods to facilitate a bulk issuance of shares.

The Stock Options may only be exercised after expiration of the Waiting Period, if the stock exchange price of the shares in the company, or the stock exchange price of the ADRs representing the shares, exceeded the Strike Price (as defined hereinafter) on at least 90 consecutive trading days by a total of at least 20% in the period between the granting of the Stock Options and the start of the respective Exercise Period in which the Stock Options are to be exercised (the “Performance Hurdle”). Should the Performance Hurdle for the exercise of Stock Options not be achieved in an Exercise Period, the Stock Options for which the relevant Waiting Period has expired may be exercised in any of the following Exercise Periods provided the Performance Hurdle is achieved in such Exercise Period. Stock Options for which the Waiting Period has expired and which are not exercised in the respective Exercise Period despite the achieved Performance Hurdle may be exercised in a subsequent Exercise Period even if the Performance Hurdle has not been achieved in such subsequent Exercise Period.

Stock Options can be partially exercised in an Exercise Period. Besides the achievement of the Performance Hurdle, the option terms may contain further requirements for the total or partial exercise of Stock Options.

One Stock Option allows the acquisition of one Share in the company. Upon exercise of the Stock Options, a strike price for each Share is to be paid for each exercised Stock Option. The strike price shall equal the closing price of a share in the company in any trading system on the last trading day prior to the issuance of the Stock Options (the “Strike Price”).

Closing price within the above meaning shall also be the closing price of an ADR listed on an international stock exchange multiplied by the number of ADRs representing one share in the company.

The option terms may provide for an adjustment of the Strike Price and/or the Performance Hurdle in cases of a capital increase including subscription rights, a capital increase from the company’s funds, a reclassification of the share capital (a “Share Split”), a capital decrease and an extra dividend during the year and the term of the Stock Options. In cases of a capital increase from the company’s funds, a Share Split or capital decrease, the option terms may stipulate that the number of the subscription rights and the Strike Price as well as the Performance Hurdle are adjusted correspondingly in proportion to the increase or decrease, respectively, in the number of the Shares. In cases of a capital increase including subscription rights or an extra dividend, the Strike Price and/or the Performance Hurdle may be adjusted in accordance with the impact the respective measures has on the stock exchange price of the share in the company or the ADRs representing such share. The respective impact shall be calculated in accordance with mathematical valuation methods and be finally determined by an expert opinion from an auditing firm or an investment bank.

The Stock Options are not transferable.

The management board is authorized to stipulate, with the supervisory board’s consent, the further details of the option terms as regards the legal consequences of a termination of the Beneficiary’s employment relationship with the company or with an Affiliated Company. Furthermore, the option terms may provide for special provisions in the case of the Beneficiary’s retirement, occupational disability or incapacity to work as well as in case of death. Should members of the company’s management board be affected, the supervisory board shall stipulate such provisions.

In cases of, for example, withdrawal, close of facilities or business units, takeover or integration of the company or squeeze out, the option terms may provide for special provisions, including but not limited to the adjustment of the option terms, cancellation of the Stock Options for compensation or an obligation to exercise the Stock Options without undue delay and/or during a limited period of time.

The option terms may also contain a provision that the Beneficiary shall not receive Shares from the conditional capital resolved in the same general meeting on May 31, 2016 in case of the exercise of the Stock Options but shall instead receive treasury shares in the company. The option terms may also provide that, at the company’s option, the Beneficiary shall not receive Shares in case of the exercise of the Stock Options but shall instead receive the equivalent consideration in cash.

The management board is authorized to stipulate, with the supervisory board’s consent, the further details of the option terms as well as the issuance and terms of the subscription shares and the technical requirements and proceedings of the conversion into ADRs for a sale on the stock exchange. The management board is furthermore authorized to limit, with the supervisory board’s consent, the group of Beneficiaries and to grant Stock Options to selected groups of employees only.

Subscription Rights

According to the German Stock Corporation Act, every shareholder is generally entitled to subscription rights (commonly known as preemptive rights) to any new shares issued within the framework of a capital increase, including convertible bonds, bonds with warrants, profit-sharing rights or income bonds in proportion to the number of shares he or she holds in the corporation’s existing share capital. Under German law, these rights do not apply to shares issued out of conditional capital. A minimum subscription period of two weeks must be provided for the exercise of such subscription rights.

Under German law, the shareholders’ meeting may pass a resolution excluding subscription rights if at least three-quarters of the share capital represented adopts the resolution. To exclude subscription rights, the management board must also make a report available to the shareholders justifying the exclusion and demonstrating that the company’s interest in excluding the subscription rights outweighs the shareholders’ interest in having them. In addition to approval by the general shareholders’ meeting, the exclusion of subscription rights requires a justification. The justification must be based on the principle that our interest in excluding subscription rights outweighs the shareholders’ interest in their subscription rights and may be subject to judicial review. Accordingly, under German law, the exclusion of subscription rights upon the issuance of new shares is permitted, in particular, if we increase the share capital against cash contributions, if the amount of the capital increase does not exceed 10% of the existing share capital and the issue price of the new shares is not significantly lower than the market price of our shares (so-called simplified exclusion of the statutory subscription right).

The authorization of the management board to issue convertible bonds or other securities convertible into shares must be limited to a period not exceeding five years as of the respective shareholder resolution.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered seat, at the registered seat of a German stock exchange or in a German city with more than 100,000 inhabitants. In general, shareholders’ meetings are convened by our management board. The supervisory board is additionally required to convene a shareholders’ meeting in cases where this is required under binding statutory law (i.e., if this is in the best interest of our company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request our management board to convene a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the competent German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the notice of the convening of a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that additional items be added to the agenda of the shareholders’ meeting and that these items be published before the shareholders’ meeting takes place.

Under German law, our annual general shareholders’ meeting must take place within the first eight months of each fiscal year. Among other things, the general shareholders’ meeting is required to decide on the following issues:

•	appropriation and use of annual net income;
•	discharge or ratification of the actions taken by the members of our management board and our supervisory board;
•	the appointment of our statutory auditors;
•	increases or decreases in our share capital;
•	the election of supervisory board members; and
•	to the extent legally required, the approval of our financial statements.

Each share, except for treasury shares, carries one vote at a shareholders’ meeting.

Our articles of association provide in Article 19 that the resolutions of the shareholders’ meeting are adopted by a simple majority of the votes cast, unless mandatory regulations of the German Stock Corporation Act or other statutory regulations or the articles of association provide for deviating provisions. To the extent required by law, certain resolutions may have to be approved by a simple majority of share capital represented at the meeting, in addition to the majority of votes cast.

Neither the German laws nor our articles of association provide for a minimum participation for a quorum for our shareholders’ meetings.

Under German law, certain resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular control agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Our annual general shareholders’ meeting for 2017 was held on May 31, 2017.

Dividend Rights

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the management board and supervisory board submit a proposal to our annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution. German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements under the applicable law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses carried forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting become due for payment on the third business day following such general shareholders' meeting unless a later date is set forth in the resolution or the articles of association. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act provides certain protections for creditors which must be observed in the event of liquidation.

Authorization to Acquire Treasury Shares

The shareholders' meeting adopted a resolution on May 22, 2015 authorizing us, for a period until May 22, 2020, to acquire treasury shares in the total amount of up to 10% of the share capital existing at the time the resolution was passed by the shareholders' meeting or – if lower – at the time the authorization is exercised. The shares acquired on the basis of this authorization and the other shares of the company already acquired and still held by, or to be attributable to it pursuant to the provisions of the German Stock Corporation Act, must at no time exceed 10% of the relevant share capital. This authorization comprises the acquisition of ADRs of the company listed on the NYSE, provided that, with regard to the limitation of the acquisition volume to 10% of the share capital, the number of ADRs shall be divided by the number of ADRs representing one share. The acquisition shall occur by means of purchase on the stock exchange on which the shares / respectively ADRs of the company are traded.

We are authorized to utilize the treasury shares / respectively ADRs acquired on the basis of this authorization in accordance with the provisions of the German Stock Corporation Act for all other statutory permissible purposes, besides a sale on the stock exchange, particularly for the following:

•

The treasury shares / respectively ADRs may be offered and transferred with the supervisory board's consent for non-cash consideration, particularly in the course of merger transactions or to (including indirectly) acquire companies, enterprises, parts of enterprises, participations and other assets or claims to acquire assets, including receivables from the company or companies affiliated thereto within the meaning as defined in the German Stock Corporation Act.

•

The treasury shares / respectively ADRs may be sold with the supervisory board's consent also in another way than on the stock exchange if they are sold for cash consideration at a price that is not materially lower than the stock exchange price of the shares / respectively ADRs of the company at the time of their sale. The relevant stock exchange price within the meaning of the provision above shall be the arithmetic mean of the closing price of the ADRs on NYSE during the last ten trading days prior to the day of the sale of treasury shares. The provision above shall apply to the sale of treasury shares with the proviso that, in the calculation of the permissible selling price, the stock exchange price of an ADR shall be multiplied by the number of ADRs representing one share.

•	Treasury shares may be redeemed without requiring another resolution of the general meeting for the redemption or its enforcement. Redemption may be enforced by means of a capital decrease or without capital decrease by adjusting the proportionate amount of the remaining shares in the share capital. For this purpose, the management board is authorized to amend the number of shares in the articles of association.

The above authorizations may, in each case, be exercised independently of each other, once or repeatedly, individually or jointly, fully or partially, even by group companies or third parties acting for the account of the company or its group companies. Any acquired treasury shares may also be transferred to group companies.

The shareholders' subscription rights with regard to acquired treasury shares of the company shall insofar be excluded as such shares are utilized in accordance with the authorizations set forth in the first and second bullet point above in this section on the authorization to acquire treasury shares. The arithmetic portion of the share capital attributable to the shares / respectively ADRs utilized in accordance with the authorization set forth in the second bullet point above in this section on the authorization to acquire treasury shares may not exceed 10% of the share capital existing at the time of the resolution of the shareholders' meeting on the authorization or – if lower – at the time the authorization is exercised to the extent the shares / respectively ADRs are issued for a cash consideration that is not materially lower than the stock exchange price under the simplified exclusion of the statutory subscription rights granted pursuant to the German Stock Corporation Act. The limitation of the issue volume to 10% of the share capital shall apply to ADRs, provided that the number of ADRs shall be divided by the number of ADRs representing one share. Shares / respectively ADRs that are issued or sold during the duration of this authorization until the time of its exercise under the simplified exclusion of the statutory subscription rights granted pursuant to German law shall be credited against this limitation of 10% of the share capital.

Squeeze-Out of Minority Shareholders

According to the provisions of the German Stock Corporation Act, the shareholders’ meeting of a stock corporation may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of "adequate cash compensation" (Ausschluss von Minderheitsaktionären) (so-called "squeeze-out" under German stock corporation law). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

Under the provisions of the German Reorganization Act (Umwandlungsgesetz) in connection with a merger into an acquiring German stock corporation or an equivalent entity, the minority shareholders of the company may be excluded at the request of a shareholder holding at least 90% of a stock corporation´s share capital by transfer of the shares of the other shareholders to the acquiring stock corporation as the principal shareholder in return for an "adequate cash compensation". As in the case of a squeeze-out under German stock corporation law, the amount of the cash compensation to be paid to the minority shareholders in this regard must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

Under the provisions of the German Stock Corporation Act relating to the so-called integration (Eingliederung), the general meeting of a German stock corporation may resolve the integration into another entity domiciled in Germany, provided that 95% of the shares of the entity to be integrated are held by the prospective principal entity. The withdrawing shareholders in the entity being integrated are entitled to appropriate compensation, which must generally be granted in the form of shares in the principal entity. In this regard, the amount of the compensation is to be determined based on the so-called merger value ratio (Verschmelzungswertrelation) between the two entities, i.e. the exchange ratio that would be deemed appropriate in the event the two entities were merged.

Objects and Purposes of Our Company

Our business purpose, as described in section 2 of our articles of association, is the development, production and distribution of 3D printers, 3D printing systems, three dimensional molds, models and other 3D printing solutions and 3D products of materials of all kinds as well as supply of related services in that field including web-based sales.

We may engage in all business activities which serve, directly or indirectly, our business purpose. In particular, we are allowed to invest in, acquire interests in and dispose of other companies, and to establish domestic and foreign branch offices and subsidiaries. Furthermore, we may enter into agreements with our affiliates and third parties against consideration in the context of acting as a management holding company or operational holding company by way of direct or indirect corporate governance, management and administration of our affiliates.

Registration of the Company with Commercial Register

We are a German stock corporation (Aktiengesellschaft, or AG) that is organized under the laws of Germany. On July 10, 2013, our company was registered in the commercial register of Augsburg, Germany, under the number HRB 27999.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A., or Citibank, has agreed to act as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citigroup Global Markets Deutschland AG, located at Reuterweg 16, 60323 Frankfurt, Germany.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F‑6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549 and from the SEC’s website at www.sec.gov. Please refer to Registration Number 333‑191526 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interest in, one-fifth of an ordinary share on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and by the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Germany, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the "direct registration system," or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the DRS, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The DRS includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Germany.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable  under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary whether or not we wish such rights to be made available to holders. If we wish such rights to be made available we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;
•	we fail to deliver satisfactory documents to the depositary; or
•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional ADSs, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Germany would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	we do not request that the property be distributed to you or if we ask that the property not be distributed to you;
•	we do not deliver satisfactory documents to the depositary; or
•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of us.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F‑6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon the completion of this offering, the share certificates representing the ordinary shares that are being offered for sale by us and the selling shareholders pursuant to this prospectus will be deposited with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue the ADSs to the underwriters named in this prospectus.

After the closing of this offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and German legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;
•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;
•	you are duly authorized to deposit the ordinary shares;
•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;
•	provide any transfer stamps required by the State of New York or the United States; and
•

pay all applicable fees, charges and expenses imposed by the transfer agent in connection with the processing of certificated securities, as well as all applicable taxes and other government charges payable by ADR holders.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares may be limited by U.S. and German considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	obligations to pay fees, taxes and similar charges; or
•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the section entitled "Description of Share Capital — Shareholders’ Meetings, Resolutions and Voting Rights" in this prospectus.

At our request, the depositary will distribute to you any notice of a shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
(1) Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares described in (4) below)	Up to U.S. 5¢ per ADS issued
(2) Cancellation of ADSs	Up to U.S. 5¢ per ADS canceled
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights or other entitlements)	Up to U.S. 5¢ per ADS held
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. 5¢ per ADS held
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin‑off shares)	Up to U.S. 5¢ per ADS held
(6) ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;
•	the expenses and charges incurred by the depositary in the conversion of foreign currency;
•	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
•	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered  (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges are charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	we and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;
•

the depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;

•

the depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;

•	we and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;
•

we and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, any present or future law or regulation, or by reason of any present or future provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control;

•

we and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit;

•

we and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

•

we and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you;

•	we and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties;
•	we and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement;
•	no disclaimer of any Securities Act liability is intended by any provision of the deposit agreement;
•	nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder; and
•

nothing in the deposit agreement provides Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information contained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions" and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;
•	distribute the foreign currency to holders for whom the distribution is lawful and practical; or
•	hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES OR ADSs

We may issue rights to subscribe for our ordinary shares or our ADSs. These rights may or may not be transferable. In connection with any offering of rights, we may or may not enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The terms of the rights to subscribe for shares of our ordinary shares or ADSs will be set forth in a prospectus supplement which, will describe, among other things:

•	the exercise price;
•	the aggregate number of rights to be issued;
•	the number of ordinary shares or ADSs purchasable upon exercise of each right;
•	the procedures and limitations relating to the exercise of the rights;
•	the date upon which the exercise of rights will commence;
•	the record date, if any, to determine who is entitled to the rights;
•	the expiration date;
•	the extent to which the rights are transferable;
•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed ordinary shares or ADSs;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and
•	any other material terms of the rights.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants in one or more series, as described in the applicable prospectus supplement. Such warrants could either be issued as cash-settled warrants or created by detaching the warrant from bond-plus-warrant securities within the meaning of Section 221 of the German Stock Corporation Act. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount, and terms of the securities purchasable or amount payable upon exercise of the warrants;
•	if applicable, the exercise price in case of ordinary shares and the number of ordinary shares or amount payable to be received upon exercise of the warrants;
•	if applicable, the exercise price in case of our debt securities, the amount of debt securities or amount payable to be received upon exercise, and a description of that series of debt securities;
•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

TAXATION

Taxation in Germany

A general summary of certain German tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Taxation in the United States

A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell securities:

•	to or through underwriters, brokers or dealers;
•	through agents;
•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;
•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	through a combination of any of the above methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;
•	the public offering or purchase price;
•	the proceeds we will receive from the sales of securities;
•	any discounts and commissions to be allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6‑1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Hogan Lovells US LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. The validity of the securities offered hereunder will be passed upon for us by Hogan Lovells International LLP.

EXPERTS

The consolidated financial statements of voxeljet AG, as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with a possible offering of up to $75,000,000 of the securities registered under this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee		$8,692.50
FINRA filing fee			*
Printing and engraving			*
Accounting fees and expenses			*
NYSE fees			*
Legal fees and expenses			*
Transfer agent’s, trustee’s and depository’s fees and expenses			*
Miscellaneous			*
Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6‑K that is incorporated by reference into this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

voxeljet AG is a German stock corporation (Aktiengesellschaft or AG), and its registered offices and all of its assets are located outside of the United States. In addition, most of the members of our management board, our supervisory board, our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon voxeljet AG or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against voxeljet AG in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against voxeljet AG or the members of its management board and supervisory board, its senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of  the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board and senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our management board, supervisory board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

voxeljet AG

$75,000,000

Ordinary Shares

Debt Securities

Warrants and

Rights to Subscribe for Ordinary Shares

PROSPECTUS

, 2017

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under German law, we may not, as a general matter, indemnify members of our management board and supervisory board. Certain limited exceptions may apply if the indemnification is in the legitimate interest of our company. We will indemnify our management board and supervisory board members, to the extent permissible under German law, from and against any liabilities arising out of or in connection with their services.

We have provided directors’ and officers’ liability insurance for the members of our management and supervisory boards against civil liabilities, which they may incur in connection with their activities on behalf of our company. We intend to expand their insurance coverage against such liabilities, including by providing for coverage against liabilities under the Securities Act.

In the underwriting agreement, the underwriters will agree to indemnify, under certain conditions, us, the members of our management board and persons who control our company within the meaning of the Securities Act, against certain liabilities, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this Registration Statement and certain other disclosure documents.

Item 9. Exhibits

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 10. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S‑8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S‑3 (§ 239.13 of this chapter) or Form F‑3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF‑1 (§ 239.44 of this chapter) or Form SF‑3 (§ 239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20‑F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F‑3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3‑19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F‑3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,  however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Friedberg, Germany on the 14th day of August, 2017.

VOXELJET AG

By:	/s/ DR. INGO EDERER

Name:	Dr. Ingo Ederer

Title:	Chief Executive Officer

We, the undersigned members of the management board and the supervisory board of the Registrant hereby severally constitute and appoint Dr. Ingo Ederer and Rudolf Franz, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the United States Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the United States Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date

/s/ DR. INGO EDERER	Chief Executive Officer and Member of the Management Board	August 14, 2017
Dr. Ingo Ederer	(Principal Executive Officer)

/s/ RUDOLF FRANZ	Chief Financial Officer and Member of the Management Board	August 14, 2017
Rudolf Franz	(Principal Financial Officer and Principal Accounting Officer)

/s/ PETER NIETZER	Chairman of the Supervisory Board	August 14, 2017
Peter Nietzer

/s/ DR. STEFAN SÖHN	Deputy Chairman of the Supervisory Board	August 14, 2017
Dr. Stefan Söhn

/s/ EBERHARD WEIBLEN	Member of the Supervisory Board	August 14, 2017
Eberhard Weiblen

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1		Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Form 6-K, filed with the Securities and Exchange Commission on April 11, 2014)

3.2

Rules of Procedure of the Supervisory Board of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013)

3.3

Rules of Procedure of the Management Board of the Registrant (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 (No. 333-191213), filed with the Commission on October 7, 2013)

4.1		Form of Deposit Agreement (incorporated by reference to Exhibit 99‑a to the Company’s Registration Statement on Form F‑6 (No. 333‑191526), filed with the Commission on October 15, 2013)

4.2		Form of American Depositary Receipt (incorporated by reference to Exhibit 99‑a to the Company’s Registration Statement on Form F‑6 (No. 333‑191526), filed with the Commission on October 15, 2013).

4.3	*	Form Subscription Rights Agreement and/or Certificate

5.1		Opinion of Hogan Lovells International LLP

5.2		Opinion of Hogan Lovells US LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm

23.2		Consent of Hogan Lovells International LLP (included in Exhibit 5.1)

23.3		Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

24.1		Powers of Attorney (included on the signature pages to the Registration Statement)

*	To be filed by amendment or by a Report on Form 6‑K.